EXHIBIT 10.1

EXECUTION VERSION

REFINANCING TERM LOAN AMENDMENT NO. 2 AND REPLACEMENT REVOLVING CREDIT FACILITY AMENDMENT NO. 1 dated as of April 15, 2014 (this “Agreement”), to the Credit Agreement dated as of March 25, 2013 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among ORBITZ WORLDWIDE, INC., a Delaware corporation (the “Borrower”), CREDIT SUISSE AG, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, JPMORGAN CHASE BANK, N.A. and SUNTRUST BANK, as L/C Issuers, and each lender party thereto (collectively, the “Lenders”).

WHEREAS, the Borrower has requested that (a) the Persons set forth on Schedule I hereto under the caption “Refinancing Term Lenders” (the “Refinancing Term Lenders”) make Refinancing Term Loans to the Borrower on the Second Amendment Effective Date in an aggregate principal amount of $450,000,000 (the “Refinancing Term Loans”; the commitments to make such term loans, the “Refinancing Term Commitments”), and (b) the Persons set forth on Schedule II hereto under the caption “Replacement Revolving Credit Lenders” (the “Replacement Revolving Credit Lenders”) provide Replacement Revolving Credit Commitments to the Borrower on the Second Amendment Effective Date in an aggregate amount of $80,000,000 (the “Replacement Revolving Credit Commitments”; the loans made pursuant thereto, the “Replacement Revolving Credit Loans”);
WHEREAS, the Borrower will use the Net Cash Proceeds of the Refinancing Term Loans, together with cash on hand, (i) to repay in full all outstanding Tranche C Term Loans, (ii) to repay in full all outstanding Tranche B Term Loans, (iii) to pay fees and expenses incurred in connection with the foregoing and (iv) for general corporate purposes;
WHEREAS, upon the Second Amendment Effective Date (as defined below), the Credit Agreement will be amended to provide for certain of the terms of the Tranche C Term Loans, the Revolving Credit Commitments and the Revolving Credit Loans as set forth herein;
WHEREAS, upon the Second Amendment Effective Date, (a) each Person that executes and delivers a signature page to this Agreement designating itself as a “Refinancing Term Lender” shall have the Refinancing Term Commitment set forth opposite its name on Schedule I hereto and (b) each Person that executes and delivers a signature page to this Agreement designating itself as a “Replacement Revolving Credit Lender” shall have the Replacement Revolving Credit Commitment set forth opposite its name on Schedule II hereto;
WHEREAS, (a) the Refinancing Term Lenders are willing to make the Refinancing Term Loans to the Borrower on the Second Amendment Effective Date and (b) the Replacement Revolving Credit Lenders are willing to provide the Replacement

Revolving Credit Commitments on the Second Amendment Effective Date, in each case on the terms and subject to the conditions set forth herein and in the Credit Agreement;
WHEREAS, (a) after giving effect to the incurrence of the Refinancing Term Loans and the application of the Net Cash Proceeds thereof as contemplated hereby, the Refinancing Term Loans will be the only Term Loans outstanding under the Credit Agreement as of the Second Amendment Effective Date, and (b) after giving effect to the termination of the Revolving Credit Commitments in effect immediately prior to the Second Amendment Effective Date (the “Existing Revolving Credit Commitments”) and the provision of the Replacement Revolving Credit Commitments pursuant hereto, the Replacement Revolving Credit Commitments will be the only Revolving Credit Commitments outstanding under the Credit Agreement as of the Second Amendment Effective Date; and
WHEREAS, Credit Suisse Securities (USA) LLC, Jefferies Finance LLC, J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc. and SunTrust Robinson Humphrey, Inc. will act as joint lead arrangers and joint bookrunners for this Agreement, the Refinancing Term Loans and the Replacement Revolving Credit Commitments.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION 2. Refinancing Term Loans. (a) Subject to the terms and conditions set forth herein and in the Credit Agreement, each Refinancing Term Lender agrees, severally and not jointly, to make Refinancing Term Loans to the Borrower on the Second Amendment Effective Date in the amount set forth opposite such Refinancing Term Lender’s name on Schedule I hereto.
(b)    Each of the parties hereto hereby agrees that notwithstanding that the aggregate principal amount of the Refinancing Term Loans exceeds the aggregate principal amount of the outstanding Term Loans refinanced with the proceeds thereof, all such Refinancing Term Loans shall constitute Refinancing Term Loans under Section 2.17 of the Credit Agreement. Unless the context shall otherwise require, each Refinancing Term Lender shall constitute a Refinancing Term Lender, a Tranche C Term Lender, a Term Lender and a Lender, and its Refinancing Term Loans shall constitute Refinancing Term Loans, Tranche C Term Loans, Term Loans and Loans, in each case for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents.

(c)    Unless previously terminated, the Refinancing Term Commitments shall terminate upon the making of the Refinancing Term Loans on the Second Amendment Effective Date.

(d)    The proceeds of the Refinancing Term Loans shall be used by the Borrower solely to repay in full all outstanding Tranche C Term Loans and all outstanding Tranche B Term Loans, together with all amounts required to be paid by it in connection therewith, to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement and for general corporate purposes.

SECTION 3. Replacement Revolving Credit Facility; Existing Letters of Credit. (a) Subject to the terms and conditions set forth herein and in the Credit Agreement, each Replacement Revolving Credit Lender agrees, severally and not jointly, to provide a Replacement Revolving Credit Commitment to the Borrower on the Second Amendment Effective Date in the amount set forth opposite such Replacement Revolving Credit Lender’s name on Schedule II hereto.

(b)    Each of the parties hereto hereby agrees that notwithstanding that the aggregate amount of the Replacement Revolving Credit Commitments exceeds the aggregate amount of the Existing Revolving Credit Commitments replaced thereby, all such Replacement Revolving Credit Commitments shall constitute Replacement Revolving Credit Commitments under Section 2.18 of the Credit Agreement. Unless the context shall otherwise require, each Replacement Revolving Credit Lender shall constitute a Revolving Credit Lender and a Lender, its Replacement Revolving Credit Commitment shall constitute a Revolving Credit Commitment and a Commitment, and its Replacement Revolving Credit Loans shall constitute Revolving Credit Loans and Loans, in each case for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents.
(c)    The proceeds of the Replacement Revolving Credit Loans shall be used by the Borrower solely for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including the financing of Permitted Acquisitions.
(d)    On the Second Amendment Effective Date, all Existing Revolving Credit Commitments shall be terminated, and all Revolving Credit Loans then outstanding, if any, together with all accrued and unpaid interest thereon, and all other amounts accrued for the benefit of the Revolving Credit Lenders, shall be repaid in full.
(e)    Each of Credit Suisse AG, JPMorgan Chase Bank, N.A. and SunTrust Bank, in its capacity as an L/C Issuer under the Credit Agreement, and each Replacement Revolving Credit Lender agrees that, notwithstanding the termination of the Existing Revolving Credit Commitments, the Letters of Credit outstanding on the Second Amendment Effective Date shall remain outstanding, and each Replacement Revolving Credit Lender further agrees that it shall be bound by the applicable provisions of Section 2.03 of the Credit Agreement in respect thereof. Notwithstanding any notice of termination of the Existing Revolving Credit Commitments delivered by the Borrower pursuant to Section 7(e) hereof, the Letter of Credit sublimit applicable to each L/C

Issuer shall continue in effect in the same amount as under the Existing Revolving Credit Commitments after giving effect to the Replacement Revolving Credit Commitments.
SECTION 4. Amendments to the Credit Agreement. (a) The first and second paragraphs of the preliminary statements to the Credit Agreement are hereby amended and restated in their entirety as follows:
“On the Closing Date, the Lenders extended credit to the Borrower in the form of (i) Tranche B Term Loans in an initial aggregate Dollar Amount of $150,000,000, (ii) Tranche C Term Loans in an initial aggregate Dollar Amount of $300,000,000 and (iii) a Revolving Credit Facility in an initial aggregate Dollar Amount of $65,000,000.
On the First Refinancing Term Loan Amendment Effective Date, the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Refinancing Term Lenders (as defined therein) entered into the First Refinancing Term Loan Amendment, pursuant to which such Refinancing Term Lenders extended credit to the Borrower in the form of (i) Tranche C Term Loans in an initial aggregate Dollar Amount of $350,000,000, the proceeds of which were used to (x) repay in full all Tranche C Term Loans then outstanding and (y) repay Tranche B Term Loans then outstanding in an aggregate principal amount of $50,000,000, and (ii) Tranche B Term Loans in an initial aggregate Dollar Amount of $100,000,000, the proceeds of which were used to repay all Tranche B Term Loans then outstanding (other than those repaid with the proceeds of the Tranche C Term Loans borrowed on the First Refinancing Term Loan Amendment Effective Date, as described in clause (i)(y) above).
The Borrower has requested that, on the Second Amendment Effective Date, pursuant to the Second Amendment, (i) the Lenders party thereto extend credit to the Borrower in the form of (x) Tranche C Term Loans in an initial aggregate Dollar Amount of $450,000,000, the proceeds of which will be used to repay in full all Term Loans then outstanding, and (y) a Revolving Credit Facility in an initial aggregate Dollar Amount of $80,000,000, which facility may include one or more Swing Line Loans and one or more Letters of Credit from time to time, and (ii) the Revolving Credit Commitments in effect immediately prior to the Second Amendment Effective Date be terminated in full and replaced by the Replacement Revolving Credit Commitments (as defined in the Second Amendment). The proceeds of Revolving Credit Loans will be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries, including the financing of Permitted Acquisitions. Swing Line Loans and Letters of Credit will be used for general corporate purposes of the Borrower and its Subsidiaries.
(b)    Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in proper alphabetical order therein:

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the Test Period most recently ended on or prior to such date to (b) Fixed Charges of the Borrower and the Restricted Subsidiaries for such Test Period, calculated on a Pro Forma Basis.
“Fixed Charges” means, for any period, the sum, without duplication, of the following for such period: (1) Consolidated Interest Expense for such period, plus (2) all dividend payments on any series of Disqualified Equity Interests or preferred stock of the Borrower or any Restricted Subsidiary made during such period.

“Other Non-Loan Party Indebtedness” has the meaning specified in Section 7.03(r).
“Second Amendment” means the Refinancing Term Loan Amendment No. 2 and Replacement Revolving Credit Facility Amendment No. 1 dated as of April 15, 2014, among the Borrower, the other Loan Parties party thereto, the Administrative Agent, the Refinancing Term Lenders party thereto and the Replacement Revolving Credit Lenders party thereto.
“Second Amendment Effective Date” has the meaning assigned to the term “Second Amendment Effective Date” in the Second Amendment.
“Specified Loan Party Guarantees” has the meaning specified in Section 7.03(r).
(c)    The definition of the term “Alternative Currency” in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the word “or” therein with a comma and (ii) inserting the words “, Canadian Dollars, Japanese Yen or Hong Kong Dollars” immediately before the period at the end thereof.

(d)    The definition of the term “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Applicable Rate” means a percentage per annum equal to (a) with respect to Tranche C Term Loans, (i) 3.50% per annum, in the case of Eurocurrency Rate Loans, and (ii) 2.50% per annum, in the case of Base Rate Loans, (b) with respect to Revolving Credit Loans and Letter of Credit fees, (i) 3.00% per annum, in the case of Eurocurrency Rate Loans and Letter of Credit Fees, and (ii) 2.00% per annum, in the case of Base Rate Loans, and (c) with respect to facility fees in respect of the Revolving Credit Facility, 0.50% per annum.”
(e)    The definition of the term “Arrangers” in Section 1.01 of the Credit Agreement is hereby amended by (i) replacing the first occurrence of the word “and” therein with a comma and (ii) inserting the words “and Morgan Stanley Senior Funding, Inc.” after the words “SunTrust Robinson Humphrey, Inc.”.

(f)    The definition of the term “Class” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words (i) “, Tranche B Term Lenders” from clause (a) thereof, (ii) “, Tranche B Term Commitments” from clause (b) thereof and (iii) “, Tranche B Term Loans” from clause (c) thereof.

(g)    The definition of the term “Documentation Agent” in Section 1.01 of the Credit Agreement is hereby amended by inserting the words “and Morgan Stanley Senior Funding, Inc., collectively,” after the words “J.P. Morgan Securities LLC” therein.

(h)    The definition of the term “Eurocurrency Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “Tranche B Term Loan or” therefrom.

(i)    The definition of the term “Facility” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “the Tranche B Term Loans,” therefrom.

(j)    The definition of the term “Incremental Tranche B Term Loans” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(k)    The definition of the term “Incremental Tranche C Term Loans” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(l)    The first sentence of the last paragraph of the definition of the term “Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting the letter “(x)” immediately after the words “intercompany Indebtedness” in clause (B) therein and (ii) inserting the words “or (y) in respect of unpaid transfer pricing obligations (including, without limitation, transfer pricing obligations that are converted into intercompany loans) arising in the ordinary course of business” prior to the period at the end thereof.

(m)    The definition of the term “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the words “nine or” in the first sentence thereof, (ii) deleting the reference to “and” at the end of clause (d) thereof, (iii) replacing the period at the end of clause (e) thereof with a reference to “; and” and (iv) inserting a new clause (f) to read as follows:

“(f)    the initial Interest Period in respect of Term Loans borrowed on the Second Amendment Effective Date shall be an Interest Period beginning on the Second Amendment Effective Date and ending on May 30, 2014.”
(n)    The definition of the term “Latest Term Loan B Maturity Date” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(o)    The definition of the term “Latest Term Loan C Maturity Date” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(p)    The definition of the term “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating in its entirety that portion of the definition prior to the proviso as follows:

““Maturity Date” means (a) with respect to the Revolving Credit Facility, the date that is five years after the Second Amendment Effective Date and (b) with respect to the Tranche C Term Loans, the date that is seven years after the Second Amendment Effective Date;”
(q)    The definition of the term “Term Commitment” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “, a Tranche B Term Commitment or” therefrom.

(r)    The definition of the term “Term Loan B Facility” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(s)    The definition of the term “Term Loan C Facility” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(t)    The definition of the term “Term Loans” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “the Tranche B Term Loans and” therefrom.

(u)    The definition of the term “Tranche B Term Loan” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

“As of the Second Amendment Effective Date, there were no outstanding Tranche B Term Loans.”
(v)    The definition of the term “Tranche C Term Loan” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Tranche C Term Loan” means a loan made pursuant to
(a) Section 2.01(a)(ii) on the Closing Date, (b) Section 3 of the First Refinancing Term Loan Amendment on the First Refinancing Term Loan Amendment Effective Date or (c) Section 2 of the Second Amendment on the Second Amendment Effective Date. The aggregate principal amount of Tranche C Term Loans outstanding on the Second Amendment Effective Date is $450,000,000.”

(w)    The parenthetical phrase in each of Sections 2.14(a), 6.14, 7.02(i)(E), 7.02(n), 7.03(g) and 7.03(h) of the Credit Agreement specifying the applicability of the covenant levels set forth in Section 7.11 for the June 30, 2013 Test Period to events requiring compliance with such covenants, but occurring prior to the date the June 30, 2013 Test Period became effective, is hereby deleted in its entirety.

(x)    Section 2.02(a) of the Credit Agreement is hereby amended by deleting the words “a Tranche B Term Borrowing,” from clause (i) in the sixth sentence thereof.

(y)    Section 2.03(a)(ii)(A)(1) of the Credit Agreement is hereby amended by (i) deleting the comma immediately following the words “denominated in Dollars” and (ii) replacing the words “Euros, Sterling, Australian Dollars or Swiss Francs” with the words “or any Alternative Currency”.

(z)    Section 2.05(b)(i)(A) of the Credit Agreement is hereby amended by (i) deleting the second parenthetical phrase therein in its entirety and (ii) replacing the third parenthetical phrase therein in its entirety with the parenthetical phrase “(commencing with the fiscal year ending December 31, 2014)”.

(aa)    Section 2.05(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e) Repricing Protection. If, on or prior to the date that is six months after the Second Amendment Effective Date, (i) this Agreement is amended, amended and restated or otherwise modified in any manner that has the effect of reducing the Effective Yield with respect to the Tranche C Term Loans or any Lender is required to assign its Tranche C Term Loans pursuant to Section 3.07 as a result of its failure to consent to such amendment, amendment and restatement or other modification or (ii) all or any portion of the Tranche C Term Loans are prepaid with the proceeds of, or all or any of the Tranche C Term Loans are converted into, Indebtedness that has an Effective Yield that is less than the Effective Yield of the Tranche C Term Loans being so prepaid or converted, then, in each case, the Borrower shall pay to the Administrative Agent, for the account of each Tranche C Term Lender, a fee in an amount equal to 1.0% of such Lender’s Tranche C Term Loans that are subject to such amendment, amendment and restatement, modification, assignment, prepayment or conversion, as applicable.”
(bb)    Section 2.07(a) of the Credit Agreement is hereby amended by (i) replacing the words “September 2013” in clause (a) thereof with the words “September 2014”, (ii) deleting the words “(A) an aggregate Dollar Amount equal to 2.50% of the aggregate principal amount of all Tranche B Term Loans outstanding on the First Refinancing Term Loan Amendment Effective Date and (B)”, and (iii) replacing the remaining reference to “First Refinancing Term Loan Amendment Effective Date” therein with a reference to “Second Amendment Effective Date”.

(cc)    The proviso to Section 2.14(a)(i) of the Credit Agreement is hereby amended by (i) replacing the comma at the end of sub-clause (1) therein with the word “and”, (ii) replacing the word “covenants” in sub-clause (2) therein with the word “covenant”, (iii) deleting the word “and” at the end of sub-clause (2) therein and replacing it with a period and (iv) deleting sub-clause (3) therein in its entirety.

(dd)    Section 2.14(a)(ii) of the Credit Agreement is hereby amended by replacing the number “$150,000,000” with the words “the sum of (x) $150,000,000 plus (y) an additional unlimited amount so long as, in the case of this clause (y), the First Lien Leverage Ratio would not exceed 3.25 to 1.00 as determined on a Pro Forma Basis.”

(ee)    Sub-clauses (B) and (C) of Section 2.14(a)(iii) of the Credit Agreement are hereby amended and restated in their entirety as follows:

“(B) shall not mature earlier than the Latest Maturity Date, (C) shall have a Weighted Average Life to Maturity not shorter than the remaining Weighted Average Life to Maturity of any Class of Term Loans outstanding at the time such Incremental Term Loans are incurred”.
(ff)    The first proviso to sub-clause (D) of Section 2.14(a)(iii) of the Credit Agreement is hereby amended by inserting the words “and (subject to clause (iii)(C) above) amortization schedule” immediately after the words “interest rates” in sub-clause (2) therein.

(gg)    The second proviso to sub-clause (D) of Section 2.14(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“provided, further, that if the Effective Yield relating to Incremental Term Loans incurred prior to the date that is 18 months after the Second Amendment Effective Date exceeds the Effective Yield relating to any Term Loans immediately prior to the effectiveness of the applicable Incremental Amendment by more than 0.50% per annum, then the Applicable Rate relating to each applicable Class of Term Loans shall be adjusted to be equal to the Effective Yield relating to such Incremental Term Loans minus 0.50% per annum.”
(hh)    Section 2.14(b) of the Credit Agreement is hereby amended by replacing “$25,000,000” therein with “$50,000,000”.

(ii)    Section 2.17(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii)(A) such Refinancing Term Loans shall mature no earlier than the Latest Maturity Date in effect at the time of such Refinancing and (B) the Weighted Average Life to Maturity of such Refinancing Term Loans shall not be shorter than the Weighted Average Life to Maturity of any Class of Term Loans outstanding at the time of such refinancing;”.
(jj)    Section 7.01(aa) of the Credit Agreement is hereby amended by replacing “$25,000,000” therein with “$50,000,000”.

(kk)    Section 7.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (bb) thereof, (ii) replacing the period at the end of clause (cc) thereof with the word “; and” and (iii) inserting the following new clause (dd) at the end thereof:

“(dd) Liens securing Indebtedness (including, for the avoidance of doubt, Specified Loan Party Guarantees permitted thereby) permitted (and permitted to be secured) under Section 7.03(r) on (i) all or any portion of the Collateral (but not any other property or assets of any Loan Party); provided that the holders of such Indebtedness, or a trustee or collateral agent on their behalf, shall have become party to the Second Lien Intercreditor Agreement, (ii) property or assets of Restricted Subsidiaries that are not Loan Parties; provided that Specified Loan Party Guarantees may not be secured by such property or assets of such Restricted Subsidiaries pursuant to this Section 7.01(dd) or (iii) a combination of (i) and (ii) above.”
(ll)    Section 7.02(c) of the Credit Agreement is hereby amended by (i) deleting the words “together with, but without duplication of, the aggregate consideration paid in respect of Permitted Acquisitions of Persons that do not become Loan Parties pursuant to Section 7.02(i)(B), but with” in the first parenthetical phrase in clause (iii)(A) thereof, (ii) replacing “$100,000,000” in clause (iii)(A) thereof with the words “the greater of (x) $150,000,000 and (y) 10.0% of Total Assets”, and (iii) inserting the following in clause (iii)(D) thereof immediately following the word “obligations” therein:

“arising in the ordinary course of business (including (x) the conversion of any such obligations into intercompany loans and (y) the direct or indirect (including the payment of cash amounts in respect thereof, so long as, in the case of any such cash amounts paid by a Loan Party to one or more Foreign Subsidiaries, an amount at least equal (other than reductions thereof on account of changes in exchange rates) to the amount so paid to such Foreign Subsidiaries is received by one or more Loan Parties from Foreign Subsidiaries within five Business Days of the date of such payment) conversion of such obligations (or any intercompany loans into which such obligations have been converted) to, or the exchanges of such obligations (or any such intercompany loans) for, Equity Interests of, or other capitalization of any such obligations by, the Borrower or any Restricted Subsidiary)”.
(mm)    Section 7.02(i) of the Credit Agreement is hereby amended by (i) inserting the word “Restricted” immediately prior to the word “Subsidiary” in the first sentence thereof, (ii) deleting the words “subject to clause (B) below, a majority of all property, assets and businesses acquired in such purchase or other acquisition shall constitute Collateral and” in clause (A) thereof, (iii) inserting the words “, to the extent required by the Collateral and Guarantee Requirement,” immediately before the words “be Guarantors” in clause (A) thereof, (iv) replacing the content of clause (B) thereof with the word “[reserved];”, (v) replacing the words “Total Leverage Ratio for the Borrower shall be not greater than 4.0:1” with the words “Fixed Charge Coverage Ratio shall be not less than 2.00 to 1.00 as determined on a Pro Forma Basis” in sub-clause (2) of clause (E) thereof and (vi) replacing the word “covenants” with the word “covenant” in sub-clause (3) of clause (E) thereof.

(nn)    Section 7.02(n) of the Credit Agreement is hereby amended by (i) replacing the word “covenants” in the first sentence thereof with the word “covenant”,

(ii) replacing the words “exceed $175,000,000, in the aggregate” with the words “, in the aggregate, exceed the greater of (x) $200,000,000 and (y) 15.0% of Total Assets”, (iii) replacing the word “and” immediately before clause (ii) of the proviso to the first sentence thereof with a comma, (iv) inserting the following clause (iii) immediately before the period at the end of the proviso to the first sentence thereof:

“and $50,000,000 less (1) the aggregate amount of Restricted Payments made pursuant to Section 7.06(g)(i) and (2) the aggregate amount of prepayments, redemptions, purchases, defeasances or other payments in respect of Junior Financings prior to their scheduled maturity made pursuant to Section 7.13(a)(C).”, and
(v) replacing the words “July 1, 2013” with the words “January 1, 2014” and the words “December 31, 2013” with the words “December 31, 2014”, in each case, in the definition of “Cumulative Excess Cash Flow” set forth therein.
(oo)    Section 7.03(g) of the Credit Agreement is hereby amended by (i) inserting the number “(i)” immediately before the first occurrence of the word “Indebtedness” therein, (ii) replacing the number “(i)” therein with the letter “(x)”, (iii) replacing the number “(ii)” therein with the letter “(y)”, (iv) inserting the words “and (ii) any Permitted Refinancing of the foregoing” immediately following the words “Permitted Acquisition” in clause (y) therein (as redesignated pursuant to clause (iii) above), (v) replacing the word “covenants” with the word “covenant” in clause (B) thereof and (vi) deleting the words “and clause (n) below” in the proviso thereto.

(pp)    Section 7.03(h) of the Credit Agreement is hereby amended by (i) replacing the content of clause (w)(2) of the first proviso thereto with the words “the Fixed Charge Coverage Ratio would be not less than 2.00 to 1.00 on a Pro Forma Basis”, (ii) replacing the word “covenants” with the word “covenant” in clause (w)(3) of the first proviso thereto and (iii) replacing the words “the Sponsor” in clause (y) of the first proviso thereto with the words “issuers similar to the Borrower at the time of the incurrence of such Indebtedness”.

(qq)    Section 7.03(n) of the Credit Agreement is hereby amended by deleting the parenthetical phrase therein in its entirety.

(rr)    Section 7.03(r) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“other Indebtedness of the Borrower or any Restricted Subsidiary (including, for the avoidance of doubt, Guarantees (“Specified Loan Party Guarantees”) by Loan Parties of Indebtedness (“Other Non-Loan Party Indebtedness”) of Restricted Subsidiaries that are not Guarantors that is permitted under other provisions of this Section 7.03) so long as, both immediately prior to and after giving effect to the incurrence thereof on a Pro Forma Basis, (1) no Default shall exist or would result therefrom and (2) (x) if such Indebtedness is unsecured, the Fixed Charge Coverage Ratio would be not less than 2.00 to 1.00 on a Pro Forma Basis and (y) if such Indebtedness is secured, the Senior Secured Leverage Ratio would be no greater than 4.00 to 1.00; provided that (A) if such Indebtedness is secured, (x) (I) it is secured by all or any portion of the Collateral on a junior basis to the Liens securing the Obligations and the holders of such Indebtedness, or a trustee or collateral agent on their behalf, shall have become party to the Second Lien Intercreditor Agreement, (II) it is secured by a Lien on property or assets of Restricted Subsidiaries that are not Loan Parties; provided that Specified Loan Party Guarantees may not be secured by such property or assets of such Restricted Subsidiaries pursuant to this Section 7.03(r) or (III) it is secured by a combination of (I) and (II) above and (y) it is not secured by a Lien on any property or assets of the Loan Parties other than Collateral; (B) the terms and conditions of such Indebtedness, and, in the case of Specified Loan Party Guarantees, the Other Non-Loan Party Indebtedness Guaranteed thereby, do not provide for any mandatory prepayment or redemption, prepayment or redemption at the option of the holder thereof, or similar mandatory prepayment provisions, other than, subject to reinvestment rights no less favorable to the Borrower than those under this Agreement and to terms providing for the prior repayment of the Obligations, upon the occurrence of a change of control or similar event, asset sale or casualty or condemnation event and customary acceleration rights following an event of default, in each case that is customary for Indebtedness of such type (but in any event, that is not more restrictive than the terms of this Agreement); and (C) the terms and conditions of such Indebtedness, and, in the case of Specified Loan Party Guarantees, the Other Non-Loan Party Indebtedness Guaranteed thereby (other than provisions relating to original issue discount, upfront fees and interest rates, margins, rate floors and prepayment or redemption premiums), taken as a whole, are not materially less favorable to the Borrower and its Restricted Subsidiaries than the terms of this Agreement (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)); provided, further, that, notwithstanding anything contained in the Loan Documents to the contrary, the principal amount of any Indebtedness incurred pursuant to this Section 7.03(r) by Restricted Subsidiaries that are not Guarantors shall not at any time outstanding exceed $50,000,000 in the aggregate.”
(ss)    Section 7.06 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (e) thereof, (ii) redesignating clause (f) thereof as clause (g) thereof, and inserting the following new clause (f) immediately following clause (e) thereof:

“(f) so long as no Default shall have occurred and be continuing or would result therefrom and both immediately prior to and immediately after giving effect thereto, the Total Leverage Ratio, calculated on a Pro Forma Basis, is less than 2.00 to 1.00, the Borrower or any Restricted Subsidiary may make any Restricted Payment; and”

(tt)    Section 7.06(g) of the Credit Agreement (as redesignated pursuant to Section 4(qq)(ii) above) is hereby amended by (i) amending and restating clause (i) thereof in its entirety as follows:

“(i) $50,000,000 less (1) the aggregate amount of Investments made pursuant to clause (iii) to the proviso to the first sentence of Section 7.02(n) and (2) the aggregate amount of prepayments, redemptions, purchases, defeasances or other payments in respect of Junior Financings prior to their scheduled maturity made pursuant to Section 7.13(a)(C),”.
(uu)    Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“SECTION 7.11    Financial Covenant. Permit the First Lien Leverage Ratio as of the last day of any Test Period (beginning with the Test Period ending on March 31, 2014) to be greater than 5.00 to 1.00. Any provision of this Agreement that contains a requirement for the Borrower to be in compliance with the covenant contained in this Section 7.11 prior to the time that this covenant is otherwise applicable shall be deemed to require that the First Lien Leverage Ratio for the applicable Test Period not be greater than 5.00 to 1.00.”
(vv)    Section 7.13(a) of the Credit Agreement is hereby amended by (i) replacing the word “and” immediately before clause (B) thereof with a comma and (ii) inserting the following clause (C) immediately before the semi-colon at the end of clause (B) thereof:

“and (C) $50,000,000 less (1) the aggregate amount of Investments made pursuant to clause (iii) to the proviso to the first sentence of Section
7.02(n) and (2) the aggregate amount of Restricted Payments made pursuant to Section 7.06(g)(i)”.
(ww)    Section 8.05(a) of the Credit Agreement is hereby amended by replacing the word “covenants” with the word “covenant” in the two places such word occurs in the first sentence thereof.

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that at the time of and immediately after giving effect to this Agreement, the borrowing of the Refinancing Term Loans, the establishment of the Replacement Revolving Credit Commitments and the other transactions contemplated hereby: (a) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof; provided that, to the extent that any such representation and warranty specifically refers to an earlier date, such representation and warranty was true and correct in all material respects as of such earlier date; provided, further that any such representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is or was true and correct in all respects on such respective dates (it being understood and agreed that the reference in Section 5.16 of the Credit Agreement to the “Closing Date” shall be deemed to be a reference to the Second Amendment Effective Date and the reference in such Section 5.16 to the “Transaction” shall be deemed to refer to the transactions contemplated hereby) and (b) no Default exists, or would result from the consummation of the transactions contemplated hereby, including the borrowing of the Refinancing Term Loans or the application of proceeds thereof or the establishment of the Replacement Revolving Credit Commitments.

SECTION 6. Other Agreements. The parties hereto hereby agree that this Agreement shall constitute (a) the notice with respect to the establishment of Refinancing Term Loans required pursuant to Section 2.17(a) of the Credit Agreement and (b) the notice with respect to the establishment of Replacement Revolving Credit Commitments required pursuant to Section 2.18(a) of the Credit Agreement.

SECTION 7. Effectiveness. This Agreement shall become effective as of the date (the “Second Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received counterparts of this Agreement that, when taken together, bear the signatures of (i) the Borrower, (ii) each Subsidiary Guarantor, (iii) each Refinancing Term Lender, (iv) each Replacement Revolving Credit Lender, (v) each L/C Issuer and (vi) the Swing Line Lender;

(b) the Administrative Agent shall have received such board resolutions, secretary’s certificates, officer’s certificates and other documents with respect to the Borrower in connection with this Agreement, the borrowing of the Refinancing Term Loans, the establishment of the Replacement Revolving Credit Commitments and the other transactions contemplated hereby, in each case, as the Administrative Agent may reasonably request and in form and substance consistent with such resolutions, certificates and documents delivered on the First Refinancing Term Loan Amendment Effective Date;

(c) the Administrative Agent shall have received a favorable legal opinion, dated as of the Second Amendment Effective Date and addressed to the Administrative Agent and the Lenders, from Davis Polk & Wardwell LLP, New York counsel to the Loan Parties, with respect to the Loan Parties, this Agreement and the Credit Agreement as amended by this Agreement, in form and substance reasonably satisfactory to the Administrative Agent;

(d) the Administrative Agent shall have received a certificate attesting to the Solvency of the Loan Parties (taken as a whole) on the Second Amendment Effective Date after giving effect to the borrowing of the Refinancing Term Loans, the application of proceeds thereof, the establishment of the Replacement Revolving Credit Commitments and the consummation of the other transactions contemplated hereby, from the chief financial officer or treasurer of the Borrower, in form and substance consistent with such certificate delivered on the Closing Date;

(e) (i) The Administrative Agent shall have received (x) a Committed Loan Notice with respect to the Refinancing Term Loans setting forth the information specified in Section 2.02 of the Credit Agreement, (y) a notice of prepayment with respect to the prepayment in full of the Tranche B Term Loans and the Tranche C Term Loans required to be made pursuant to Section 2.05(a)(i) of the Credit Agreement (the “Term Loan Prepayment”) and (z) a notice of the refinancing of all outstanding Revolving Credit Commitments with the Replacement Revolving Credit Commitments pursuant to Sections 2.06(a) and 2.18(a) of the Credit Agreement, and (ii) substantially contemporaneously with the other transactions contemplated hereby, the Borrower shall have (x) made the Term Loan Prepayment, (y) repaid all outstanding Revolving Credit Loans, if any (the “Revolving Credit Loan Repayment”), and (z) in the case of each of the preceding clauses (x) and (y), paid all amounts required to be paid by it in connection therewith;
(f) The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Act, requested by the Administrative Agent or the Lenders a reasonable period of time prior to the Second Amendment Effective Date; and
(g) the Administrative Agent shall have received payment of all fees and other amounts due and payable on or prior to the Second Amendment Effective Date (including the fees payable pursuant to Section 8 and any fees payable to the joint lead arrangers and joint bookrunners pursuant to any other agreement related hereto) and, to the extent invoiced at least one Business Day prior to the Second Amendment Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document.
The Administrative Agent shall notify the Borrower and the Lenders of the Second Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 8. Fees in respect of Refinancing Term Loans.The Borrower shall pay to the Administrative Agent on the Second Amendment Effective Date, for the account of each Refinancing Term Lender, a fee in an amount equal to 0.25% of the principal amount of such Refinancing Term Lender’s Refinancing Term Loans on the Second Amendment Effective Date.

SECTION 9. Reaffirmation of Guaranty and Security. The Borrower and each other Loan Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Agreement, the Collateral Documents continue to be in full force and effect and (b) affirms and confirms its guarantee of the Obligations and the pledge of and/or grant of a security interest in the Collateral to secure such Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents, including the Refinancing Term Loans, the Replacement Revolving Credit Commitments and any Replacement Revolving Credit Loans made pursuant thereto.

SECTION 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart hereof. The Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

SECTION 11. Governing Law; Jurisdiction; Waiver of Jury Trial. The provisions of Sections 10.16 and 10.17 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 12. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

SECTION 13. No Novation; Effect of this Agreement. Except to the extent satisfied by the Term Loan Prepayment or the Revolving Credit Loan Repayment, this Agreement shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the Second Amendment Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Except as expressly provided, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement or any other document contemplated hereby shall be construed as a release or other discharge of the Borrower under the Credit Agreement or the Borrower or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided or to the extent satisfied by the Term Loan Prepayment or the Revolving Credit Loan Repayment, such obligations are in all respects continuing with only the terms being modified as provided in this Agreement. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly provided, nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Agreement shall constitute a Refinancing Term Loan Amendment, a Replacement Revolving Credit Facility Amendment and a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. Each Guarantor further agrees that nothing in the Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ORBITZ WORLDWIDE, INC., as the Borrower
by	/s/ Katherine L. Abbott
Name: Katherine L. Abbott
Title: Vice President and Treasurer

[Signature Page to Refinancing Term Loan Amendment No. 2 and
Replacement Revolving Credit Facility Amendment No. 1]

INTERNETWORK PUBLISHING CORPORATION
NEAT GROUP CORPORATION
O HOLDINGS INC.
ORBITZ, INC.
ORBITZ, LLC
ORBITZ AWAY LLC
ORBITZ FINANCIAL CORP.
ORBITZ FOR BUSINESS, INC.
ORBITZ WORLDWIDE, LLC
OWW FULFILLMENT SERVICES, INC.
TRIP NETWORK, INC.

by	/s/ Katherine L. Abbott
Name: Katherine L. Abbott
Title: Vice President and Treasurer

[Signature Page to Refinancing Term Loan Amendment No. 2 and
Replacement Revolving Credit Facility Amendment No. 1]

ORBITZ TRAVEL INSURANCE SERVICES, LLC
by	/s/ Barney Harford
Name: Barney Harford
Title: Chief Executive Officer

[Signature Page to Refinancing Term Loan Amendment No. 2 and
Replacement Revolving Credit Facility Amendment No. 1]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, Refinancing Term Lender, a Replacement Revolving Credit Lender, an L/C Issuer and Swing Line Lender
by	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory
by	/s/ Michael D'Onofrio
Name: Michael D'Onofrio
Title: Authorized Signatory

[Signature Page to Refinancing Term Loan Amendment No. 2 and
Replacement Revolving Credit Facility Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as a Replacement Revolving Credit Lender and an L/C Issuer
by	/s/ Sandeep S. Parihar
Name: Sandeep S. Parihar
Title: Vice President

SUNTRUST BANK, as a Replacement Revolving Credit Lender and an L/C Issuer
by	/s/ Brian Guffin
Name: Brian Guffin
Title: Director

JEFFERIES FINANCE LLC, as a Replacement Revolving Credit Lender
by	/s/ J. Paul McDonnell
Name: J. Paul McDonnell
Title: Managing Director

MORGAN STANLEY BANK, N.A., as a Replacement Revolving Credit Lender
by	/s/ Jonathon Rauen
Name: Jonathon Rauen
Title: Authorized Signatory

CITIBANK, N.A., as a Replacement Revolving Credit Lender
by	/s/ Servaas Chorus
Name: Servaas Chorus
Title: Director/SCO

SCHEDULE I
Refinancing Term Commitments

Refinancing Term Lenders	Refinancing Term Commitment
Credit Suisse AG, Cayman Islands Branch	$450,000,000
TOTAL	$450,000,000

SCHEDULE II
Replacement Revolving Credit Commitments

Replacement Revolving Credit Lenders	Replacement Revolving Credit Commitment
Credit Suisse AG, Cayman Islands Branch	$20,000,000
SunTrust Bank	$19,000,000
Morgan Stanley Bank, N.A.	$15,000,000
JPMorgan Chase Bank, N.A.	$12,500,000
Jefferies Finance LLC	$12,500,000
Citibank, N.A.	$1,000,000
TOTAL	$80,000,000